                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                CORPORATE OFFICE PROPERTIES TRUST
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

                                 N/A
      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

[LOGO]

                                          Corporate Office Properties Trust
                                          401 City Avenue, Suite 615
                                          Bala Cynwyd, PA 19004-1126
                                          TELEPHONE  610-538-1800
                                          FACSIMILE  610-538-1801
                                          WEBSITE    www.copt.com

To:         Our Shareholders
From:       Clay W. Hamlin, III
Subject:    Invitation to the Corporate Office Properties Trust 2000
            Annual Meeting

    You are cordially invited to attend our Annual Meeting on May 16, 2000 to find out more about your company and the significant progress we are making. You will have the opportunity at this meeting to ask questions and make comments. Enclosed with this Proxy Statement are your voting card and the 1999 Annual Report.

    I look forward to seeing you at the Annual Meeting.

                                          /s/ Clay W. Hamlin, III

                                          Clay W. Hamlin, III
                                          Chief Executive Officer

[LOGO]

                                          Corporate Office Properties Trust
                                          8815 Centre Park Drive, Suite 400
                                          Columbia, Maryland 21045-2272
                                          TELEPHONE  410-730-9092
                                          FACSIMILE  410-740-1174
                                          WEBSITE    www.copt.com

March 31, 2000

Notice of Annual Meeting of Shareholders

Date:   Tuesday, May 16, 2000
Time:   10:00 a.m.
Place:  The World Trade Center Baltimore
        401 East Pratt Street, 21(st) Floor
        Baltimore, MD

    We will hold our Annual Meeting of Shareholders on May 16, 2000 at
10:00 a.m. at The World Trade Center Baltimore. During the Annual Meeting, we will consider and take action on the following proposals:

1. Elect three Trustees, Steven D. Kesler, William H. Walton and Kenneth D. Wethe, each for a term of three years;

2.  To transact any other business properly before the Annual Meeting.

    You may vote at the meeting if you were a shareholder as of March 22, 2000.

By order of the Board of Trustees

/s/ John H. Gurley

John H. Gurley
Vice President, General Counsel and Secretary

                                PROXY STATEMENT

This Proxy Statement and the accompanying proxy card are being mailed, beginning on or about March 31, 2000, to owners of common shares of beneficial interest of Corporate Office Properties Trust in connection with the solicitation of proxies by the Board of Trustees for our 2000 Annual Meeting of Shareholders. This proxy procedure is necessary to permit all Corporate Office Properties Trust shareholders, many of whom are unable to attend the Annual Meeting, to vote. The Board of Trustees encourages you to read this document thoroughly and to take this opportunity to vote on the matters to be decided at the Annual Meeting.

                                    CONTENTS

General Information.........................................      2
Election of Trustees........................................      5
Our Board of Trustees.......................................      6
Our Executive Officers......................................      9
Report of the Compensation Committee........................     11
Common Shares Performance Graph.............................     14
Share Ownership of our Trustees,
Executive Officers and 5% Beneficial Owners.................     15
Section 16(a) Beneficial Ownership Reporting Compliance.....     16
Summary Compensation Table..................................     16
Employment Agreements.......................................     17
Option Grant Table..........................................     18
Option Exercise Table.......................................     19
Certain Transactions........................................     19
Requirements for Advance Notification of Nominations........     20
Independent Auditors........................................     21
Annual Report on Form 10-K..................................     21

                              GENERAL INFORMATION

    The questions and answers set forth below provide general information regarding this proxy statement and our annual meeting of shareholders.

WHEN ARE OUR ANNUAL REPORT TO SHAREHOLDERS AND THIS PROXY STATEMENT FIRST BEING SENT TO SHAREHOLDERS?

    Our annual report to shareholders and this proxy statement are being sent to shareholders beginning on or about March 31, 2000.

WHAT AM I VOTING ON?

    1. The election of three Trustees, each for a three-year term.

    2. Any other business that properly comes before the meeting for a vote.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING AND HOW MANY VOTES DO THEY HAVE?

    Common shareholders of record at the close of business on March 22, 2000 may vote at the Annual Meeting. Each share has one vote. There were 18,536,091 common shares outstanding on March 22, 2000.

HOW DO I VOTE?

    You must be present, or represented by proxy, at the Annual Meeting in order to vote your shares. Since many of our shareholders are unable to attend the Annual Meeting in person, we send proxy cards to all of our shareholders to enable them to vote.

WHAT IS A PROXY?

    A proxy is a person you appoint to vote on your behalf. We are soliciting your appointment of proxies so that your common shares may be voted at the Annual Meeting without your attendance. If you complete and return the enclosed proxy card, your shares will be voted by proxy.

BY COMPLETING AND RETURNING THIS PROXY CARD, WHO AM I DESIGNATING AS MY PROXY?

    You will be designating Clay W. Hamlin, III, our Chief Executive Officer, and Randall M. Griffin, our President and Chief Operating Officer, as your proxies. They may act on your behalf together or individually and will have the authority to appoint a substitute to act as proxy.

HOW WILL MY PROXY VOTE MY SHARES?

    Your proxy will vote according to the instructions on your proxy card. IF YOU COMPLETE AND RETURN YOUR PROXY CARD BUT DO NOT INDICATE YOUR VOTE ON BUSINESS MATTERS, YOUR PROXY WILL VOTE "FOR" THE ELECTION OF STEVEN D. KESLER, WILLIAM H. WALTON AND KENNETH D. WETHE. We do not intend to bring any other matter for a vote at the Annual Meeting, and we do not know of anyone else who intends to do so. However, your proxies are authorized to vote on your behalf, using their best judgment, on any other business that properly comes before the Annual Meeting.

HOW DO I VOTE USING MY PROXY CARD?

    Other than attending the Annual Meeting and voting in person, you must vote by mail. To vote by mail, simply mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If you hold your shares through a broker, bank or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

HOW DO I REVOKE MY PROXY?

    You may revoke your proxy at any time before your shares are voted at the Annual Meeting by:

    - Notifying our Corporate Secretary, John H. Gurley, in writing at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, that you are revoking your proxy;

    - Executing a later dated proxy card; or

    - Attending and voting by ballot at the Annual Meeting.

IS MY VOTE CONFIDENTIAL?

    Yes, only certain of our employees will have access to your card.

WHO WILL COUNT THE VOTES?

    An officer of Corporate Office Properties Trust will act as the inspector of election and will count the votes.

WHAT CONSTITUTES A QUORUM?

    As of March 22, 2000, 18,536,091 of our common shares were issued and outstanding. A majority of the outstanding shares, present or represented by proxy, constitutes a quorum. If you sign and return your proxy card, you will be considered part of the quorum, even if you withhold your vote. If a quorum is not present at the Annual Meeting, the shareholders present in person or by proxy may adjourn the meeting to a date not more than 120 days after March 22, 2000 until a quorum is present.

HOW WILL MY VOTE BE COUNTED?

    With respect to the election of Trustees, votes may be cast in favor of or withheld from one or all nominees. Votes that are withheld will not be included in the vote.

WHAT PERCENTAGE OF OUR COMMON SHARES DO THE TRUSTEES AND EXECUTIVE OFFICERS OWN?

    Our Trustees and executive officers owned approximately 6.4% of our common shares as of March 14, 2000. (See the discussion under the heading "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners" for more details.)

WHO IS SOLICITING MY PROXY, HOW IS IT BEING SOLICITED AND WHO PAYS THE COST?

    Corporate Office Properties Trust is soliciting your proxy. The solicitation process is being conducted primarily by mail. However, proxies may also be solicited in person, by telephone or facsimile.

Norwest Bank, our transfer agent, will be assisting us for a fee of approximately $1,000, plus out-of-pocket expenses. Corporate Office Properties Trust pays the cost of soliciting proxies. We will also reimburse stockbrokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to the owners of common shares.

WHO IS OUR LARGEST PRINCIPAL SHAREHOLDER?

    As of March 14, 2000, Constellation Real Estate, Inc., 111 Market Place, Baltimore, Maryland 21202, owned 7,030,793, or approximately 39.8%, of our common shares and 984,308, or 100%, of our Series A convertible preferred shares. Constellation Real Estate, Inc. is a wholly-owned indirect subsidiary of Constellation Energy Group, Inc. ("Constellation Energy").

WHEN ARE SHAREHOLDER PROPOSALS FOR THE YEAR 2001 ANNUAL MEETING DUE?

    Shareholder proposals to be presented at the 2001 Annual Meeting must be submitted in writing by December 2, 2000 to John H. Gurley, Vice President, General Counsel and Secretary, at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045. You should submit any proposal by a method that permits you to prove the date of delivery to us. (See the discussion under the heading "Requirements for Advance Notification of Nominations" for information regarding certain procedures with respect to shareholder proposals and nominations of Trustees.)

                              ELECTION OF TRUSTEES

    The terms of our three Class II Trustees expire upon the election of their successors at the Annual Meeting. Corporate Office Properties Trust, through our Nominating Committee of the Board of Trustees, proposed the renomination of Steven D. Kesler, William H. Walton and Kenneth D. Wethe for election as
Class II Trustees at the Annual Meeting. Each of these nominees has agreed to serve a three-year term if elected.

    STEVEN D. KESLER, age 48, has been one of our Trustees since
September 1998. Mr. Kesler is the Chief Executive Officer and President of Constellation Investments, Inc., Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc., wholly-owned indirect subsidiaries of Constellation Energy. In this role, Mr. Kesler manages a corporate investment entity, Constellation Energy's pension plan, Constellation Energy's nuclear decommissioning trust, a portfolio of real estate assets and a portfolio of assisted living assets. He also began serving as Vice Chairman and President of Constellation Health Services, Inc., a wholly-owned indirect subsidiary of Constellation Energy, during 1999. Prior to joining Constellation Energy in 1986, Mr. Kesler was Controller of Westinghouse-Hittman Nuclear, Inc. and Manager of Budgets, Planning and Analysis with Maryland National Corporation. Mr. Kesler holds an MBA from The Wharton School of Business, a bachelor's from New York University and is a Certified Public Accountant in Maryland.

    WILLIAM H. WALTON, age 47, has been one of our Trustees since October 1997. Mr. Walton is a Managing Principal of Westbrook Partners, LLC, a fully-integrated real estate investment management company which controls approximately $8 billion of real estate assets, which he co-founded in April 1994. Prior to co-founding Westbrook, Mr. Walton was managing director at Morgan Stanley Realty. Mr. Walton holds an MBA from Harvard Business School and an AB from Princeton University.

    KENNETH D. WETHE, age 58, has been one of our Trustees since January 1990. Since 1990, Mr. Wethe has been the owner and principal officer of Wethe & Associates, a Dallas-based firm providing independent risk management, insurance and employee benefit services to school districts and governmental agencies.
Mr. Wethe's background includes over 25 years experience in the group insurance and employee benefits area. He is a Certified Public Accountant and holds an MBA from Pepperdine University and a bachelor's degree from the University of Minnesota.

    If a quorum is present at the Annual Meeting, then a plurality of all votes cast at the meeting will be sufficient to elect a Trustee. There is no cumulative voting in the election of Trustees.

    If any nominee is unable to stand for election, which we do not presently contemplate, the Board may provide for a lesser number of Trustees or designate a substitute. In the latter event, shares represented by proxies may be voted for a substitute nominee.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" EACH OF THE LISTED NOMINEES.

                             OUR BOARD OF TRUSTEES

HOW WOULD YOU DESCRIBE THE CLASSES OF THE BOARD OF TRUSTEES?

    Our Declaration of Trust provides for three classes of Trustees who manage our business affairs. You will elect successors to our Class II Trustees in this election. Our shareholders will elect successors to our Class III Trustees in the year 2001 and Class I Trustees in the year 2002. All Trustees will be elected for three-year terms.

    Constellation Real Estate, Inc. is entitled to designate two Trustees because of its Series A convertible preferred shares ownership. Its designated Trustees are Edward A. Crooke (Class III Trustee) and Steven D. Kesler
(Class II Trustee).

BESIDES THE THREE NOMINEES FOR ELECTION, WHO ARE THE OTHER MEMBERS OF OUR BOARD
  OF TRUSTEES?

NAME                                       AGE                      OFFICE                    CLASS
----                                     --------   ---------------------------------------  --------
Jay H. Shidler.........................     54      Chairman of the Board of Trustees         III
Clay W. Hamlin, III....................     55      Chief Executive Officer and Trustee       III
Betsy Z. Cohen.........................     58      Trustee                                    I
Edward A. Crooke.......................     61      Trustee                                   III
Robert L. Denton.......................     47      Trustee                                    I
Kenneth S. Sweet, Jr. .................     67      Trustee                                   III

    JAY H. SHIDLER has been Chairman of our Board of Trustees since
October 1997. Mr. Shidler is the founder and Managing Partner of The Shidler Group, a nationally recognized real estate investment company. Mr. Shidler has over 26 years of experience in real estate investment and has been directly involved in the acquisition and management of over 1,000 properties in 40 states and Canada totaling over $4 billion in aggregate value. Mr. Shidler is a founder and current Chairman of the Board of Directors of First Industrial Realty
Trust, Inc. Mr. Shidler is also founder and Chairman of the Board of CGA
Group, Ltd., a holding company whose subsidiary is a AAA-rated financial guarantor. Mr. Shidler serves on the boards of directors of several private companies and is active as a Trustee of several charitable organizations, including The Shidler Family Foundation. Mr. Shidler holds a bachelor's degree in Business Administration from the University of Hawaii.

    CLAY W. HAMLIN, III has been a Trustee and our Chief Executive Officer since October 1997. He was our President from October 1997 until September 1998. From May 1989 until joining us, Mr. Hamlin was the Managing Partner of The Shidler Group's Mid-Atlantic region, where he acquired, managed and leased over four million square feet of commercial property. He has been active in the real estate business for 27 years. Mr. Hamlin is an attorney, a Certified Public Accountant and holds an MBA from The Wharton School of Business and an undergraduate degree from the University of Pennsylvania. Mr. Hamlin is also a founding shareholder of First Industrial Realty Trust, Inc.

    BETSY Z. COHEN has been a Trustee since May 1999. Mrs. Cohen is Chairman of the Jefferson Division of Hudson National Bank. She founded Jefferson Bank in 1974 and served as Chairman and Chief Executive Officer until the sale of Jeffbanks, Inc., Jefferson Bank's parent company, to Hudson United
Bancorp, Inc. on December 1, 1999. Since 1997, Mrs. Cohen also has served as Chairman, Chief Executive Officer and trustee of Resource Asset Investment Trust, a real estate investment trust.

From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia, a bank holding company, and its predecessor, Dominion
Bankshares, Inc. Mrs. Cohen also is a director of The Maine Merchant Bank, LLC and Aetna, Inc.

    EDWARD A. CROOKE has been one of our Trustees since September 1998.
Mr. Crooke is Vice Chairman, retired, of Constellation Energy. Mr. Crooke was Vice Chairman of Constellation Energy from April 1999 to January 1, 2000. He also served as President and Chief Operating Officer of Baltimore Gas and Electric Company, a wholly owned direct subsidiary of Constellation Energy, from 1992 to 1999 and a director from 1988 to April 1999. He retired as a director, Chairman of the Board, President and Chief Executive Officer on January 1, 2000 of Constellation Enterprises, Inc., the parent company of most of Constellation Energy's unregulated subsidiaries. He also had served as director of each of Constellation Enterprises, Inc.'s direct subsidiaries and most of its indirect subsidiaries, and was Chairman of the Board of each of the direct subsidiaries until he retired on January 1, 2000. Mr. Crooke serves as a director of Constellation Energy Group, Allfirst Financial, Inc., Allfirst Bank, AEGIS Insurance Services, Inc. and Baltimore Equitable Insurance. Mr. Crooke holds an MBA in Finance from Loyola College and a bachelor's degree in Economics from the University of Maryland.

    ROBERT L. DENTON has been one of our Trustees since May 1999. Mr. Denton joined The Shidler Group in 1994 and is currently a Managing Partner and the resident principal in the New York office. From 1991 to 1994, Mr. Denton was with Providence Capital, Inc., an investment banking firm which he co-founded. Mr. Denton is also a trustee of CGA Group, Ltd. Mr. Denton holds an MBA from the Wharton School of Business and a bachelor's degree from the University of Pennsylvania.

    KENNETH S. SWEET, JR. has been one of our Trustees since October 1997.
Mr. Sweet is Chairman of GSA Management, Inc. and Managing Director of GS Capital, L.P., a venture capital and real estate partnership which he founded in 1991. In 1971, Mr. Sweet founded K.S. Sweet Associates which specialized in real estate and venture capital investments. From 1957 to 1971, he was with The Fidelity Mutual Life Insurance Company. Mr. Sweet has over 38 years of investment experience in the fields of real estate, venture capital and investment management. Mr. Sweet serves as a director, chairman of the real estate committee and a member of the finance committee of Main Line Health and the Philadelphia Chapter of the Nature Conservancy and is on the Advisory Committee of the Arthur Ashe Youth Tennis Center. Mr. Sweet holds a bachelor's degree from Lafayette College and attended The Wharton School of Business.

HOW ARE THE TRUSTEES COMPENSATED?

- Employee Trustees receive no compensation, other than their normal salary, for serving on the Board of Trustees or its committees.

- Non-employee Trustees receive:

    - $15,000 annual fee;

    - $500 per meeting;

    - Reimbursement for out-of-pocket expenses;

    - Eligibility to participate in our 1998 Long Term Incentive Plan; and

    - Annual grants of options to purchase 5,000 common shares, exercisable at the then fair market value of the common shares.

HOW ARE OUR TRUSTEES NOMINATED?

    The nominating committee of the Board of Trustees is responsible for presenting nominations to the Board of Trustees and shareholders. (See the discussion under the heading "Requirements for Advance Notification of Nominations" concerning information about procedures for shareholder nominations for Trustees.)

WHAT ARE THE CURRENT COMMITTEES OF OUR BOARD OF TRUSTEES?

    The Board of Trustees currently has four committees. The committees on which Trustees serve and the number of meetings held during 1999 are identified below.

BOARD MEMBER                                            AUDIT     INVESTMENT   COMPENSATION   NOMINATING
------------                                          ---------   ----------   ------------   ----------
Jay H. Shidler......................................              X                                   X
Betsy Z. Cohen......................................  X
Edward A. Crooke....................................                           X                      X
Robert L. Denton....................................  X
Kenneth S. Sweet, Jr................................              X            X                      X
William H. Walton...................................                                                  X
Kenneth D. Wethe....................................  X           X
Meetings Held in 1999...............................  6           8            4                      1

    During 1999, the Board of Trustees had 7 meetings. Each Trustee attended a minimum of 75% of the total of the Board of Trustees' meetings and their committee meetings.

    AUDIT COMMITTEE--This committee reviews our accounting, financial reporting and internal control functions and recommends the annual appointment of our independent accountants and reviews their services. All members are independent non-employee Trustees.

    INVESTMENT COMMITTEE--This committee approves all of our real estate investments and acquisitions. Investments of greater than $25 million must also be approved by the full Board of Trustees.

    COMPENSATION COMMITTEE--This committee administers executive compensation programs, policies and practices. The committee also acts in an advisory role on senior management compensation and administers our executive incentive plans. All members are non-employee Trustees.

    NOMINATING COMMITTEE--This committee considers and recommends nominees for election as Trustees and officers.

                             OUR EXECUTIVE OFFICERS

    Below is information with respect to our executive officers who are not Trustees.

    RANDALL M. GRIFFIN, age 55, has been our President and Chief Operating Officer since September 1998. Mr. Griffin previously served as President of Constellation Real Estate Group, Inc. and Constellation Real Estate, Inc. since June 1993. From 1990 through March 1993, Mr. Griffin worked as Vice President-Development for EuroDisney Development in Paris, France. From 1976 to 1990,
Mr. Griffin worked for Linclay Corporation, a St. Louis-based real estate development, management and investment company, most recently as Executive Vice President and Chief Operating Officer. Mr. Griffin holds an MBA from Harvard Business School and a BA degree from Ohio Wesleyan University. Mr. Griffin serves on the Board of Directors of The National Aquarium as its Vice Chairman and the Columbia Festival of the Arts. He is Vice Chairman of the Maryland Economic Development Commission, and serves on its Executive Committee.

    ROGER A. WAESCHE, JR., age 45, has been our Senior Vice President since September 1998 and Chief Financial Officer since March 1999. Prior to joining us, Mr. Waesche was responsible for all financial operations of Constellation Real Estate, Inc., including treasury, accounting, budgeting and financial planning. Mr. Waesche also had primary responsibility for Constellation's asset investment and disposition activities. Prior to joining Constellation in 1984, Mr. Waesche was a practicing Certified Public Accountant with Coopers & Lybrand L.L.P. Mr. Waesche holds an MBA in Finance and an undergraduate degree in Accounting from Loyola College.

    JOHN H. GURLEY, age 61, has been our Secretary, Vice President and General Counsel since September 1998. Prior to joining us, Mr. Gurley served as Vice President and General Counsel of Constellation Real Estate, Inc. with responsibility for all legal matters. In this role, Mr. Gurley managed lease negotiations for more than two million square feet of office and retail space and handled all land purchases and sales, as well as financing and related matters. Prior to his employment with Constellation in 1987, Mr. Gurley spent
17 years with The Rouse Company where he worked eight years as Assistant General Counsel. Before that he worked in private practice for five years with Semmes, Bowen & Semmes where he provided a broad spectrum of real estate related services to various clients. He received his undergraduate degree from Georgetown University and earned his JD from the University of Maryland School of Law.

    MICHAEL D. KAISER, age 48, has been President of Corporate Realty Management, LLC, our property management company, since April 1996 and President of Corporate Management Services, LLC, an indirect subsidiary since January 2000. Prior to joining Corporate Realty Management, LLC, Mr. Kaiser served as Vice President of Asset Management of Constellation Real Estate, Inc. He has more than 24 years of real estate experience, including a background in development, leasing and management of real estate projects in the Baltimore-Washington area. Mr. Kaiser received his undergraduate degree and MBA in business and finance from Loyola College. He serves on the Board of Directors of the Baltimore Chapter of the Building Owners and Managers Association.

    DWIGHT S. TAYLOR, age 55, has been President of Corporate Development Services, LLC, our development company, since September 1999, previously serving as Senior Vice President since joining the company in September 1998.
Mr. Taylor has more than 24 years of real estate experience, including 14 years with Constellation Real Estate, Inc. and four years with The Rouse Company. From 1977 to 1981, Mr. Taylor was Senior Vice President of the Baltimore Economic Development Corporation. He currently serves as Secretary/Treasurer of the Maryland Chapter of the National Association of Industrial Office Properties and served as Chairman of the Associated Black Charities from 1989 to 1991. He also serves on the Board of Directors of Micros Systems, Inc.

                      REPORT OF THE COMPENSATION COMMITTEE

WHAT IS OUR COMPENSATION PHILOSOPHY?

    Our philosophy is to provide competitive compensation levels, but where appropriate align compensation of senior management with the long-term interests of our shareholders. We have designed the compensation of the senior management team to motivate management to focus on our operating results and sustained shareholder value by:

    - Establishing a plan that attracts, retains and motivates key management through competitive compensation within the industry.

    - Linking a portion of senior management compensation with the returns realized by shareholders.

    - Building a pay-for-performance system which encourages and rewards successful initiatives within a team environment based on company, business unit and individual objectives.

WHAT IS THE STRUCTURE OF OUR EXECUTIVE COMPENSATION?

    The elements of our executive compensation programs are:

    - Base salary

    - Annual incentive awards

    - Long-term incentives

    - Special awards in recognition of superior achievements

    Our compensation plan has been structured to provide incentives for senior management performance that promote continuing improvements in our financial results and share price over both the short and long-term.

HOW DO WE DETERMINE BASE SALARIES?

    We determine base salaries by each individual's experience and comparisons to similar base salaries in other real estate investment trusts and the real estate industry. Base salaries are generally positioned to approximate the median of the salaries shown in our REIT peer group comparison. Special factors considered in determining the compensation of our CEO are discussed below. Changes in salaries will depend upon such factors as individual performance, compensation levels within the industry and the economic conditions affecting our operations.

HOW DO WE DETERMINE ANNUAL INCENTIVE AWARDS?

    We establish annual incentive award targets for the senior management team at the beginning of each fiscal year. The incentive award, which may be a combination of cash bonus and share option grants, is based on the individual's success in achieving those targets.

    We base the amount of the award on a combination of the following segments:

    - Our overall performance

    - Business unit performance

    The relative importance of each segment is determined by the senior manager's position within our organization. The CEO and President & COO awards are based most heavily on operating results and shareholder return. The awards to other senior managers are based on the strategic accomplishments and performance of their business units. The overall operating objectives are based on two measurements related to our funds from operations and adjusted funds from operations. The bonus plan provides that no bonus will be paid unless a threshold level of performance, as approved by the Compensation Committee, is achieved. The Compensation Committee has the option to recommend to the Board of Trustees the increase of awards to members of the senior management team who have shown exemplary performance and far exceeded all objectives.

    The Compensation Committee approved bonuses to our Chief Executive Officer and our other four most highly paid executives totaling $337,000 in 1999. The Compensation Committee considered our operating performance and each individual's contributions to our success in determining the bonus amounts.

HOW IS COMPENSATION USED TO ENSURE SENIOR MANAGEMENT IS FOCUSED ON LONG-TERM RESULTS?

    Our long-term incentive plan for senior management is approved by the Compensation Committee annually. This plan focuses on our overall operating performance and bears a direct relationship to the value realized by our shareholders. The plan has also been structured to align the interests of senior management and our shareholders by providing a significant long-term incentive opportunity in the form of options for common shares and restricted shares.

    The long-term incentive plan for senior management uses nonqualified stock options and rewards senior management over a two-year time frame:

    - An interim grant was made shortly after the close of 1999 based on our actual performance.

    - A second grant will be made shortly after the close of 2000 based on our cumulative performance during 1999 and 2000.

    - The nonqualified share options vest over a four-year period with 25 percent vesting on the date of the grant and 25 percent vesting on each subsequent anniversary (provided the optionee remains continually employed).

    - Share options will be granted at an exercise price equal to the fair market value of a common share on the grant date.

HOW DO WE DETERMINE THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER?

    Mr. Hamlin served as our Chief Executive Officer during 1999. The compensation awarded to Mr. Hamlin consisted primarily of base salary and an annual incentive award. Mr. Hamlin's base salary was $90,000, significantly below comparable REIT Chief Executive Officers. Mr. Hamlin's base salary was initially set at this level as a result of his substantial equity interest in Corporate Office Properties Trust as shown in "Share Ownership of our Trustees, Executive Officers and 5% Beneficial Owners." Under our compensation plan,
Mr. Hamlin was eligible for an annual incentive award.

TEN-YEAR OPTION REPRICINGS

    On July 12, 1999, we reduced the exercise price on 360,500 of our employees' options from $9.25 to $8.00. No options held by executive officers or Trustees were repriced.

                                          COMPENSATION COMMITTEE

                                          Edward A. Crooke
                                          Kenneth S. Sweet, Jr.

                        COMMON SHARES PERFORMANCE GRAPH

    The following graph assumes $100 was invested on December 31, 1994 in the common shares of the predecessor corporation to Corporate Office Properties Trust and continued to be invested in Corporate Office Properties Trust after its reformation as a Maryland trust in March 1998. This graph compares the cumulative return (assuming reinvestment of dividends) of this investment with a similar investment at that time in the S&P 500 Index or the Index of the National Association of Real Estate Investment Trusts ("NAREIT").

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                          1994       1995       1996       1997       1998       1999
                                                        --------   --------   --------   --------   --------   --------
Corporate Office Properties Trust (NYSE symbol OFC)...    100        74.30      85.32     181.94     137.46     158.00
S&P 500...............................................    100       137.43     168.98     225.37     289.78     350.72
NAREIT Equity.........................................    100       115.27     155.92     187.51     154.69     147.54

                        SHARE OWNERSHIP OF OUR TRUSTEES,
                  EXECUTIVE OFFICERS AND 5% BENEFICIAL OWNERS

    The following table shows certain information, as of March 14, 2000, regarding the beneficial ownership (as defined under the regulations of the Securities and Exchange Commission) of our common shares and units in our operating partnership by each Trustee, each nominee for election as Trustee, each executive officer, all Trustees and executive officers as a group and each person known to us to be the beneficial owner of more than five percent of our outstanding common shares. Each person named in the table below has voting and investment power with respect to the securities listed opposite such person's name, except as otherwise noted.

                                                                       COMMON       PREFERRED     PERCENT OF
                                                       PERCENT OF   PARTNERSHIP    PARTNERSHIP       ALL
                                       COMMON SHARES      ALL          UNITS          UNITS         COMMON
                                       BENEFICIALLY      COMMON     BENEFICIALLY   BENEFICIALLY   SHARES AND
                                         OWNED(1)      SHARES(1)       OWNED          OWNED        UNITS(2)
                                       -------------   ----------   ------------   ------------   ----------
Constellation Real Estate, Inc.(3)...    7,030,793        38.6%             --            --         22.7%
United Properties Group, Inc.(4).....           --          --              --       974,662          7.5
Jay H. Shidler(5)....................      307,500         1.7       3,448,317            --         12.1
Clay W. Hamlin, III(6)...............      604,167         3.3       4,045,615            --         15.0
Betsy Z. Cohen.......................        6,000           *              --            --            *
Edward A. Crooke.....................       10,000           *              --            --            *
Robert L. Denton.....................        5,000           *         434,910            --          1.4
Steven D. Kesler.....................        5,400           *              --            --            *
Kenneth S. Sweet, Jr.................       33,875           *              --            --            *
William H. Walton....................       12,500           *              --            --            *
Kenneth D. Wethe.....................       22,759           *              --            --            *
Randall M. Griffin...................      403,533         2.2              --            --          1.3
Roger A. Waesche, Jr.................      121,125           *              --            --            *
John H. Gurley.......................       11,667           *              --            --            *
Michael D. Kaiser....................       64,167           *              --            --            *
Dwight S. Taylor.....................       58,517           *              --            --            *
All Trustees and Executive Officers
  as a Group (14 persons)............    1,666,210         9.2%      7,928,842            --         31.0%

------------------------

*   Represents less than one percent.

(1) Includes the following common shares issuable under options exercisable within 60 days of March 14, 2000: 7,500--Shidler; 294,167--Hamlin; 5,000--Cohen; 5,000--Crooke; 5,000--Denton; 5,000--Kesler; 12,500--Sweet;
    12,500--Walton; 22,500--Wethe; 88,333--Griffin; 35,000--Waesche; 11,667--
    Gurley; 14,167--Kaiser; 14,167--Taylor; and 532,501--all Trustees and executive officers as a group.

(2) Assumes that all units of our operating partnership are exchanged for common shares and assumes we elect to issue common shares rather than pay cash upon exchange of partnership units.

(3) Constellation Real Estate, Inc. is located at 111 Market Place, Baltimore, Maryland 21202. In addition to the common shares in the table, Constellation also owns 984,308 Series A convertible preferred shares which are convertible into 1,845,381 common shares beginning in September 2000.

(4) United Properties Group, Inc. is located at 305 West Grand Street, Suite 100, Montvale, New Jersey 07645. United Properties Group, Inc.'s preferred units in our operating partnership are convertible into 2,320,670 common units in our operating partnership beginning in December 2000.

(5) Jay Shidler's address is 810 Richards Street, Suite 1000, Honolulu, Hawaii 96813.

(6) Clay Hamlin's address is 401 City Avenue, Suite 615, Bala Cynwyd, Pennsylvania 19004.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The rules of the Securities and Exchange Commission require that we disclose late filings of reports of share ownership (and changes in share ownership) by our Trustees, officers and greater than 10% shareholders. Our Trustees, officers and greater than 10% shareholders are required by those rules to furnish us with copies of the reports of share ownership (and changes in share ownership) they file with the Securities and Exchange Commission. Based solely on our review of the copies of such reports received by us, we believe that during the year ended December 31, 1999, all filing requirements applicable to our Trustees, officers and greater than 10% shareholders were satisfied, with the exception of the following reports which were not timely filed for the years indicated: Form 4 for one transaction in 1999 by Jay H. Shidler, a Trustee; Form 4 for one transaction in 1999 by Robert Denton, a Trustee; Form 4 for two transactions in 1999 by Clay W. Hamlin, a Trustee and executive officer; Form 4 for one transaction in 1998 by Jacob H. Baugher, III, an officer; Form 4 for one transaction in 1999 by James K. Davis, an officer; and Form 4 for one transaction in 1999 by David P. Hartsfield, a former officer. All of the transactions of curent Trustees and employees described above were reported with the Securities and Exchange Commission prior to the mailing of this proxy.

                           SUMMARY COMPENSATION TABLE

    The table below provides information about the annual compensation of our Chief Executive Officer and our other four most highly compensated executive officers who were executive officers as of December 31, 1999.

                                                                                           LONG TERM
                                                  ANNUAL COMPENSATION($)              COMPENSATION AWARDS
                                          ---------------------------------------   -----------------------
                                                                                    RESTRICTED
                                                                                      SHARE
                                                                      OTHER           AWARDS       SHARE      OTHER COMPENSATION
NAME AND POSITION                YEAR     SALARY(1)   BONUS(1)   COMPENSATION(2)      ($)(3)     OPTIONS(4)         ($) (5)
-----------------              --------   ---------   --------   ----------------   ----------   ----------   -------------------
Clay W. Hamlin, III..........    1999       90,000         --          6,765               --     200,000            1,216
Chief Executive Officer          1998       88,503     38,500            571               --          --               --
                                 1997       18,000         --             --               --          --               --

Randall M. Griffin...........    1999      311,585    170,000         16,795        2,212,500     300,000           11,828
President and Chief Operating    1998       62,308     38,500          3,000               --     200,000            2,059
  Officer

Roger A. Waesche, Jr.........    1999      170,993     80,000         11,511          576,172          --           15,853
Senior Vice President and        1998       40,385     15,000          2,019               --      82,500            2,154
  Chief Financial Officer

Michael D. Kaiser............    1999      134,774     37,000          2,418          368,750          --           13,585
President of Corporate Realty    1998       30,462     26,400            445               --      27,500            1,998
  Management, LLC

Dwight S. Taylor.............    1999      139,820     50,000          8,202          322,656          --            6,800
President of Corporate           1998       29,344      6,500          1,642               --      27,500              443
  Development Services, LLC

------------------------------

(1) Messrs. Griffin, Waesche, Kaiser and Taylor became officers of Corporate Office Properties Trust on September 28, 1998.

(2) Includes auto allowances and Company matching of officers' 401(k) contributions.

(3) Represents the value of grants of restricted shares that were made under our 1998 Long Term Incentive Plan on the date of grant. These shares are subject to forfeiture restrictions that lapse annually through 2004 upon the Company's attainment of defined earnings or shareholder return growth targets. These shares may not be sold, transferred or encumbered while the forfeiture restrictions are in place. Holders of these shares have the right to vote and receive dividends on the shares. As of December 31, 1999, the total holdings of restricted shares by the named officers and the market value of such holdings were as follows: Mr. Griffin: 300,000 shares ($2,287,500); Mr. Waesche: 78,125 shares ($595,703); Mr. Kaiser: 50,000 shares ($381,250); and Mr. Taylor: 43,750 shares ($333,594).

(4) Does not reflect options granted during 2000 that were attributable to 1999. A summary of these options by the named officers were as follows:
    Mr. Hamlin: 225,000 options; Mr. Griffin: 60,000 options; Mr. Waesche:
    30,000 options; Mr. Kaiser: 20,000 options; and Mr. Taylor: 20,000 options.

(5) Includes medical expenses, health insurance, life insurance, income tax payments associated with restricted share grants and personal financial and tax preparation fees paid by the Company on behalf of the officers.

                             EMPLOYMENT AGREEMENTS

    We have entered into an employment agreement with Clay W. Hamlin, III for a basic term of July 1, 1999 through December 31, 2000 with continuous and self-renewing one-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Hamlin's base salary is $100,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $20,500 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Hamlin based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

    We have entered into an employment agreement with Randall M. Griffin for a five-year basic term commencing July 1, 1999 with a continuous and self-renewing three-year term after the third year of the basic term without further action unless terminated by either party on one day's prior notice. Under the agreement, Mr. Griffin's base salary is $350,000 per year and he receives additional allowances for an automobile, personal financial planning and income tax preparation totaling $16,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Griffin based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

    We have entered into an employment agreement with Roger A. Waesche, Jr. for a three-year term commencing July 1, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Waesche's base salary is $175,000 per year and he receives an additional automobile allowance totaling $7,500 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Waesche based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of

Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

    We have entered into an employment agreement with Dwight S. Taylor for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Taylor's base salary is $150,000 per year and he receives an additional automobile allowance totaling $9,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Taylor based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

    We have entered into an employment agreement with Michael D. Kaiser for a three-year term commencing September 15, 1999 with continuous and self-renewing three-year terms unless terminated by either party on one day's prior notice. Under the agreement, Mr. Kaiser's base salary is $138,000 per year and he receives an additional automobile allowance totaling $9,000 per year. His incentive compensation is set by the Board of Trustees upon the Compensation Committee's recommendation. The Compensation Committee may take action in future years to increase his base salary. The employment agreement provides for certain severance payments in the event of his disability or termination by us without cause or by Mr. Kaiser based upon constructive termination. The agreement also provides for certain payments to be made in the event of a change of control of Corporate Office Properties Trust. He is required to devote his full business time to our affairs and is prohibited from competing directly or indirectly with us during the term of the agreement and for a period thereafter.

                               OPTION GRANT TABLE

    The table below provides information about grants of share options made during 1999 to the executive officers shown in our Summary Compensation Table.

                           NUMBER OF                          WEIGHTED
                            COMMON          PERCENT OF        AVERAGE
                       SHARES UNDERLYING   TOTAL OPTIONS   EXERCISE PRICE
                        OPTIONS GRANTED     GRANTED TO       PER COMMON                           GRANT DATE
NAME                          (1)            EMPLOYEES         SHARE        EXPIRATION DATE    PRESENT VALUE (2)
----                   -----------------   -------------   --------------   ----------------   -----------------
Clay W. Hamlin,
  III................       200,000            30.1             $9.25                3/11/09        $ 80,000
Randall M. Griffin...       300,000            45.1             $7.50       1/01/09-12/16/09        $261,200

------------------------

(1) All options are granted at the fair market value of the common shares at the date of grant. Options granted are for a term of ten years from the date of grant and vest over a 3 to 5 year period after the grant date.

(2) We chose to use the Black-Scholes option pricing model to estimate the grant date present value of the options set forth in this table. Our use of this model should not be construed as an endorsement of its accuracy at valuing options. All share option valuation models, including the Black-Scholes model, require a prediction about the future movement of the share price. The following assumptions were made for purposes of calculating the grant date present value: an expected life of 3.85 years, volatility of 27%, a dividend yield of 8.4% and a risk-free interest rate of 5.57%. The real value of the options in this table depends upon the actual performance of our common shares during the applicable period.

                             OPTION EXERCISE TABLE

    The table below provides information about the exercise of share options during 1999 and the value of share options unexercised at the end of 1999 for executive officers. Value is calculated using the difference between the option exercise price and the year-end share price multiplied by the number of shares underlying the options.

                                                                 NO. OF SHARES UNDERLYING        VALUE OF UNEXERCISED
                                                                  UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                    NO. OF SHARES                    DECEMBER 31, 1999             DECEMBER 31, 1999
                                     ACQUIRED ON      VALUE     ---------------------------   ---------------------------
NAME                                  EXERCISE      REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                -------------   ---------   -----------   -------------   -----------   -------------
Clay W. Hamlin, III                         --      $     --      69,167          133,333         $88          $    --
Randall M. Griffin                          --            --      73,333          426,667          --           70,000
Roger A. Waesche, Jr.                       --            --      27,500           55,000          --               --
Michael D. Kaiser                           --            --       9,167           18,333          --               --
Dwight S. Taylor                            --            --       9,167           18,333          --               --

                              CERTAIN TRANSACTIONS

    On September 15, 1999, we acquired a 49% interest in a newly organized joint venture. On the same day, the joint venture acquired nine office buildings located in Greater Harrisburg, Pennsylvania from First Industrial Realty
Trust, Inc., a publicly held real estate investment company where Jay Shidler, the Chairman of our Board of Trustees, serves as Chairman of the Board of Directors. The joint venture acquired these buildings for $39,925,000. On December 3, 1999, we acquired the remaining 51% interest in the joint venture. The recorded cost of the nine office buildings upon completion of these transactions totaled $40,082,000.

    On August 12, 1999, we acquired an 89% ownership interest in three office buildings located in Harrisburg, Pennsylvania from an entity controlled by Clay Hamlin, our Chief Executive Officer and a Trustee. The recorded cost of the three buildings totaled $5,960,000. On November 4, 1999, we acquired a parcel of land located in Harrisburg, Pennsylvania from an entity controlled by Clay Hamlin for $191,000.

    During 1999, we acquired two parcels of land from Constellation Real Estate, Inc., our largest shareholder, for $5,853,000.

    During 1999, Baltimore Gas and Electric Company, a wholly-owned direct subsidiary of Constellation Energy, provided utility services to most of our properties in the Baltimore/Washington Corridor.

    We recognized revenue of $944,000 in 1999 on office space leased to Constellation Real Estate, Inc. During 1999, Corporate Development Services, LLC, our indirect subsidiary, earned construction management fees of $60,000 from an entity owned by Clay Hamlin. During 1999, Corporate Office
Management, Inc., our indirect subsidiary, earned a leasing commission of $117,000 from an entity owned by Clay Hamlin. During 1999, Corporate Office Management, Inc. earned fees from a project consulting and management agreement with Constellation Real Estate, Inc. of $1,100,000. During 1999, Corporate Realty Management, LLC, our indirect subsidiary, earned fees and expense reimbursements of $500,000 under a property management agreement with Baltimore Gas and Electric Company.

              REQUIREMENTS FOR ADVANCE NOTIFICATION OF NOMINATIONS

    Article II, Section 13 of our Bylaws provides that a shareholder may not nominate a person for election as a Trustee or propose business to be considered by the shareholders at an annual meeting unless (i) the shareholder is a holder of record both at the time of giving the notice described in (iii) below and at the time of the annual meeting, (ii) the shareholder is entitled to vote at the annual meeting and (iii) the shareholder delivers written notice of such shareholder's intent to make such nomination or proposal (containing the relevant information described below) to our Secretary at our principal executive offices not later than the close of business on the 60th day and not earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting. However, if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, the shareholder must deliver such written notice not earlier than the close of business on the 90th day prior to the annual meeting and not later than the close of business on the later of the 60th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting. The public announcement of a postponement or adjournment of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above. If the number of Trustees to be elected to the Board of Trustees is increased and we do not make a public announcement naming all of the nominees for Trustee or specifying the size of the increased Board of Trustees at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's written notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if delivered to our Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement.

    Article II, Section 13 of our Bylaws also provides that a shareholder may not nominate a person for election as a Trustee at a special meeting of shareholders at which Trustees are to be elected unless (i) the Board of Trustees has determined that Trustees shall be elected at the special meeting,
(ii) the shareholder is a holder of record both at the time of giving the notice described in (iv) below and at the time of the special meeting, (iii) the shareholder is entitled to vote at the special meeting and (iv) the shareholder delivers written notice of such shareholder's intent to make such nomination (containing the relevant information described below) to our Secretary at our principal executive offices not earlier than the close of business on the 90th day prior to the special meeting and not later than the close of business on the later of the 60th day prior to the special meeting or the 10th day following the day on which we first make a public announcement of the date of the special meeting and of the nominees proposed by the Board of Trustees to be elected at the special meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

    The shareholder's notice must set forth, as relevant, (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees in an election contest or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such shareholder, as they appear on our books, and of the beneficial owner, and the number of each class of our shares which are owned beneficially and of record by the shareholder and beneficial owner.

    For purposes of the procedures described above, our Bylaws define a "public announcement" as disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by us with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

    A shareholder also must comply with all applicable requirements of state law and of the Exchange Act and its rules and regulations with respect to nominations of Trustees and proposals of business to be conducted at our shareholder meetings. The chairman of a meeting may refuse to acknowledge the nomination of any person by a shareholder or any shareholder proposal not made in compliance with the procedures described above. Such procedures will not be deemed to affect any rights of shareholders to request inclusion of proposals in our proxy statements pursuant to Rule 14a-8 under the Exchange Act.

                              INDEPENDENT AUDITORS

    PricewaterhouseCoopers LLP performed customary auditing services for us for the year ended December 31, 1999. We have selected PricewaterhouseCoopers as our auditor for the next year. We expect one of its representatives to be present at the Annual Meeting who will have an opportunity to make a statement, if they desire to do so, and to answer questions.

                           ANNUAL REPORT ON FORM 10-K

    We will provide without charge to each person solicited by this proxy statement a copy of our Annual Report on Form 10-K for the year ended
December 31, 1999 as filed with the Securities and Exchange Commission that includes all financial statements and schedules. You must make this request in writing to the Vice President-Investor Relations, at IR@COPT.COM or 8815 Centre Park Drive, Suite 400, Columbia, MD 21045.

                        CORPORATE OFFICE PROPERTIES TRUST

                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 16, 2000
                                   10:00 A.M.

                        THE WORLD TRADE CENTER BALTIMORE
                              401 EAST PRATT STREET
                               BALTIMORE, MARYLAND

[GRAPHIC OMITTED]

                        CORPORATE OFFICE PROPERTIES TRUST
                        8815 CENTRE PARK DRIVE, SUITE 400
                             COLUMBIA, MD 21045-2272

                                                                           PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES FOR USE AT THE ANNUAL MEETING ON MAY 16, 2000.

The common shares you hold in your account or in a dividend reinvestment account will be voted as you specify below.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEM 1.

By signing the proxy, you revoke all prior proxies and appoint Clay W. Hamlin, III and Randall M. Griffin, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

                      SEE REVERSE FOR VOTING INSTRUCTIONS.

TO VOTE YOUR PROXY BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Corporate Office Properties Trust, c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.

[GRAPHIC OMITTED]

-------             -------
              THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR ITEM 1.

1. Election of Trustees: 01 Steven D. Kesler  [ ] Vote FOR     [ ] Vote WITHHELD
                         02 William H. Walton     all nominees     from all
                         03 Kenneth D. Wethe      (except as       nominees
                                                  marked)

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]        Date
Indicate changes below:                 ---------------------------

                                    Signature(s) in Box

                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.